EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                  Avado Brands Announces New Company Focus and
                      Results for the First Quarter of 2003

     Madison, GA. (May 2, 2003) - Avado Brands, Inc. (OTC BB:AVDO), parent Company of Don Pablo's Mexican Kitchen and Hops Restaurant-Bar-Brewery today discussed on-going initiatives, both financial and operational, that it believes will significantly impact the business going forward, as well as announced results for the first quarter ended March 30, 2003.

Brand Updates

     For the second time in three years, Don Pablo's was ranked the No. 1 Mexican restaurant brand in the United States by consumers in Restaurants & Institutions national Choice In Chains survey that rated national and regional chains on food quality, menu variety, value, service, atmosphere, cleanliness and convenience. Don Pablo's also launched a new menu late in the first quarter designed to improve the quality of menu offerings, drive sales and appeal to consumer preferences for increased variety and better value. Don Pablo's marketing expenditures were limited during the first quarter due to liquidity constraints imposed by the Company's previously existing credit agreement. Same-store sales for the quarter ended March 30, 2003 were 7% negative.

     Same-store sales for the Company's Hops brand, were 17% negative for the first quarter of 2003. On March 13, 2003, the Company relocated its Hops headquarters to Madison, Georgia and installed a new, highly experienced, management team led by Tom E. DuPree, Jr., Chairman and Chief Executive Officer of the Company. The senior field operations team remains in place in its entirety. The relocation allows the Company to capture significant efficiencies in human capital, communications and reduces overhead costs by an estimated $3.0 million annually. The Company anticipates consolidated general and administrative expenses will approximate 5.5% to 6.0% of sales for the year ended 2003, which is in line with comparable companies in the industry. The Hops brand has begun operating behind a new and strong brand positioning statement, which provides a clearly stated objective against which every part of the business can be measured. "Doing right things right," says Mr. DuPree, "should return the Hops brand to positive same-store sales as well as establish the unique and proven brand traits that will deliver on consumer appeal and loyalty." During the month of April, Hops has already seen a marked improvement in Guest Satisfaction Index (GSI) scores, which is the survey tool used by the brand to measure guest satisfaction in its restaurants. Like Don Pablo's, Hops marketing was limited during the first quarter of 2003 due to liquidity constraints imposed by the Company's previously existing credit agreement that was replaced with a new facility on March 24, 2003. On April 21, 2003, Hops was able to launch a system-wide marketing campaign that is driving both sales and customer traffic, a trend the Company expects to continue. Further, in 2003, Hops has been awarded a total of four gold medals and three silver medals in the World Beer Championships and Best Florida Beer Championships and will defend its 2002 gold medals at the Great American Beer Festival held in Denver, Colorado later this year.

     The Company believes that debt reduction initiatives have progressed to the point where a shift in primary focus has begun. This focus is towards more aggressively driving same-store sales at Don Pablo's and Hops.

Financial Results

     For the quarter ended March 30, 2003, restaurant sales from continuing operations were $97.1 million compared to $115.2 million for the quarter ended March 31, 2002, representing a decrease of 15.7 percent. At the end of the first quarter of 2003, the Company's continuing operations included 180 restaurants compared to 190 restaurants at the end of the first quarter of 2002. In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company's discontinued operations, for the quarters ended March 30, 2003 and March 31, 2002, included the operations of 12 Don Pablo's and eight Hops restaurants which were closed during 2002 along with an additional eight Don Pablo's and one Hops restaurant which closed during the first quarter of 2003. These 29 locations posted operating losses of $4.6 million for the fiscal year ended December 29, 2002.

     Net loss from continuing operations for the first quarter ended March 30, 2003 was $10.2 million ($0.31 per share), which included $4.4 million in asset revaluation charges and $1.6 million in loss on disposal of assets. Net loss from continuing operations for the corresponding period of the prior year was $4.8 million ($0.17 per share), which included $0.7 million in asset revaluation charges and a gain on disposal of assets of $0.5 million. "Adjusted EBITDA" from continuing operations was $5.4 million for the first quarter ended March 30, 2003 compared to Adjusted EBITDA of $8.1 million for the first quarter of 2002. Adjusted EBITDA is defined by the Company as operating income (loss) plus depreciation and amortization, (gain) loss on the disposal of assets, asset revaluation and other special charges, non-cash rent expense and preopening costs. Management believes that presentation of non-GAAP financial measures such as Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company's operating results from continuing operations from period to period in a more meaningful and consistent manner than relying exclusively on GAAP financial measures. Adjusted EBITDA is also a component of certain financial covenants in the Company's debt agreements. A reconciliation of Adjusted EBITDA to operating income is provided in the financial schedules attached to this press release. The $5.4 and $8.1 million in Adjusted EBITDA for the quarters ended March 30, 2003 and March 31, 2002 respectively, included $6.3 million and $6.5 million from Don Pablo's, $1.5 million and $3.6 million from Hops, ($0.1) million and $0.2 million from Canyon Cafe, and reductions of $2.3 million and $2.2 million related to corporate overhead.

     Loss from discontinued operations for the quarter ended March 30, 2003 was $7.6 million ($0.23 per share) compared to a net loss of $1.0 million ($0.03 per share) for the first quarter of 2002. Loss from discontinued operations for the first quarter of 2003 primarily reflected losses on the disposal of closed restaurant locations.

     In line with its stated objectives of reducing debt and increasing liquidity, the Company obtained new financing during the first quarter of 2003 that included a $39.0 million revolving credit facility and a $20.0 million sale-leaseback transaction. The closing of this new financing enabled the Company to fulfill all outstanding obligations with respect to its previously existing credit agreement and provides limited liquidity to repurchase outstanding debt. The Company's ability to repurchase outstanding debt is subject to the limitations of its existing note indentures and the Company currently believes that its ability to repurchase debt is limited to its 9 3/4% Senior Notes, due 2006. There are additional limitations contained in the facility, which among other things, place a ceiling of $0.50 per dollar
(excluding accrued interest) on the price the Company is allowed to pay for outstanding notes. Any unused availability related to the portion of the facility reserved for debt repurchases will terminate on May 31, 2003.

     In other debt reduction initiatives, proceeds of $14.7 million from the sale of 16 closed restaurants along with other assets during the first quarter of 2003 were used to reduce outstanding debt as well as obligations under a master equipment lease pursuant to which the Company made lease payments of $4.7 million in 2002. For 2003, the Company's lease payments will be reduced by, at a minimum, $1.8 million. The Company is currently in discussions with the lessor to modify or terminate the remaining obligations under the lease facility. As of March 30, 2003, the Company had $2.9 million remaining in assets classified as held for sale. Subsequent to the end of the first quarter of 2003, the Company repurchased $8.4 million in face value of its 9.75% Senior Notes, due 2006, for $3.8 million plus $0.3 million in accrued interest.

     Commenting on the quarter, Tom E. DuPree, Jr., Chairman and Chief Executive Officer said, "On March 13, 2003 a new day began that has brought fresh life to our Hops brand and to the Company. The progress of our debt reduction initiatives and the closing of our new credit facility provide us with the flexibility to focus on the aspects of our business that will positively impact our guests and drive sales."

     Avado Brands owns and operates two proprietary brands, comprised of 111 Don Pablo's Mexican Kitchens and 65 Hops Restaurant-Bar-Breweries. Additionally, the Company operates two Canyon Cafe restaurants, which are held for sale.

     The Avado Brands management team will host a conference call on Monday, May 5 at 8:30 a.m. Eastern Time to discuss first quarter results. A live webcast of the conference call will be available over the internet and can be accessed via the Company's web site at www.avado.com. The webcast can also be accessed at www.streetevents.com and www.companyboardroom.com. Replay of the conference call via the Internet will be available at these locations. Phone playbacks of the conference call will be available between May 5 at 10:30 a.m. and May 13 at 12:00 a.m. Eastern Time by calling (toll-free) 877-344-7529 and requesting account number 105 and conference number 316482.

     Statements contained in the press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those anticipated. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general are described in Exhibit 99.1 to the Company's Form 10-Q for the fiscal quarter ended April 2, 2000, and the Company's other filings with the Securities and Exchange Commission.

Avado Brands, Inc.
Consolidated Statements of Loss
(Unaudited)
(In thousands, except per share data)                                                Quarter Ended
-----------------------------------------------------------------------------------------------------------
                                                                                Mar. 30,          Mar. 31,
                                                                                  2003              2002
-----------------------------------------------------------------------------------------------------------
Restaurant sales:
    Canyon Cafe                                                           $         1,574            7,725
    Don Pablo's                                                                    57,640           61,879
    Hops                                                                           37,889           45,549
-----------------------------------------------------------------------------------------------------------
          Total restaurant sales                                                   97,103          115,153
-----------------------------------------------------------------------------------------------------------
Operating expenses:
    Food and beverage                                                              27,824           32,801
    Payroll and benefits                                                           33,602           37,759
    Depreciation and amortization                                                   3,539            3,541
    Other operating expenses                                                       24,579           30,528
    General and administrative expenses                                             6,034            6,333
    Loss (gain) on disposal of assets                                               1,631             (524)
    Asset revaluation and other special charges                                     4,416              650
-----------------------------------------------------------------------------------------------------------
Operating income (loss)                                                            (4,522)           4,065
-----------------------------------------------------------------------------------------------------------
Other income (expense):
    Interest expense, net                                                         (12,510)          (8,233)
    Forgiveness of credit facility amendment and waiver fee                         6,500                -
    Distribution expense on preferred securities                                      (56)          (1,115)
    Other, net                                                                        389             (412)
-----------------------------------------------------------------------------------------------------------
          Total other income (expense)                                             (5,677)          (9,760)
-----------------------------------------------------------------------------------------------------------
Loss from continuing operations before income taxes                               (10,199)          (5,695)
Income tax benefit                                                                      -             (936)
-----------------------------------------------------------------------------------------------------------
Net loss from continuing operations                                               (10,199)          (4,759)
-----------------------------------------------------------------------------------------------------------
Discontinued operations:
   Loss from discontinued operations                                               (7,602)            (959)
-----------------------------------------------------------------------------------------------------------
Net loss                                                                  $       (17,801)          (5,718)
===========================================================================================================

Basic loss per common share:
    Basic loss from continuing operations                                 $         (0.31)           (0.17)
    Basic loss from discontinued operations                                         (0.23)           (0.03)
-----------------------------------------------------------------------------------------------------------
Basic loss per common share                                               $         (0.54)           (0.20)
===========================================================================================================

Diluted loss per common share:
    Diluted loss from continuing operations                               $         (0.31)           (0.17)
    Diluted loss from discontinued operations                                       (0.23)           (0.03)
-----------------------------------------------------------------------------------------------------------
Diluted loss per common share                                             $         (0.54)           (0.20)
===========================================================================================================

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

Avado Brands, Inc.
Consolidated Statements of Loss
(Unaudited)
                                                                        Quarter Ended
--------------------------------------------------------------------------------------------
                                                                   Mar. 30,         Mar.31,
                                                                     2003           2002
---------------------------------------------------------------------------------------------
Restaurant sales:
    Canyon Cafe                                                          1.6%           6.7%
    Don Pablo's                                                         59.4%          53.7%
    Hops                                                                39.0%          39.6%
---------------------------------------------------------------------------------------------
          Total restaurant sales                                       100.0%         100.0%
---------------------------------------------------------------------------------------------
Operating expenses:
    Food and beverage                                                   28.7%          28.5%
    Payroll and benefits                                                34.6%          32.8%
    Depreciation and amortization                                        3.6%           3.1%
    Other operating expenses                                            25.3%          26.5%
    General and administrative expenses                                  6.2%           5.5%
    Loss (gain) on disposal of assets                                    1.7%          -0.5%
    Asset revaluation and other special charges                          4.5%           0.6%
---------------------------------------------------------------------------------------------
Operating income (loss)                                                 -4.7%           3.5%
---------------------------------------------------------------------------------------------
Other income (expense):
    Interest expense, net                                              -12.9%          -7.1%
    Forgiveness of credit facility amendment and waiver fee              6.7%              -
    Distribution expense on preferred securities                        -0.1%          -1.0%
    Other, net                                                           0.4%          -0.4%
---------------------------------------------------------------------------------------------
          Total other income (expense)                                  -5.8%          -8.5%
---------------------------------------------------------------------------------------------
Loss from continuing operations before income taxes                    -10.5%          -4.9%
Income tax benefit                                                          -          -0.8%
---------------------------------------------------------------------------------------------
Net loss from continuing operations                                    -10.5%          -4.1%
---------------------------------------------------------------------------------------------
Discontinued operations:
    Loss from discontinued operations                                   -7.8%          -0.8%
---------------------------------------------------------------------------------------------
Net loss                                                               -18.3%          -5.0%
=============================================================================================

Amounts may not foot due to rounding


Consolidated Adjusted Earnings Before Interest, Taxes and
Depreciation and Amortization ("Adjusted EBITDA") from
Continuing Operations
(Unaudited)
(In thousands)                                                         Quarter Ended
---------------------------------------------------------------------------------------------
                                                                   Mar. 30,         Mar.31,
                                                                     2003            2002
---------------------------------------------------------------------------------------------
Operating income (loss)                                             $ (4,522)         4,065
Asset revaluation and other special charges                            4,416            650
Loss (Gain) on disposal of assets                                      1,631           (524)
Depreciation and amortization                                          3,539          3,541
Other                                                                    362            405
---------------------------------------------------------------------------------------------
Adjusted EBITDA from Continuing Operations                           $ 5,426          8,137
=============================================================================================

Avado Brands, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)
----------------------------------------------------------------------------------------------------
                                                                        Mar. 30,          Mar. 31,
                                                                           2003              2002
----------------------------------------------------------------------------------------------------
Assets
Current assets:
       Cash and cash equivalents                                $           226               636
       Accounts receivable                                                6,102             5,087
       Inventories                                                        4,911             5,283
       Prepaid expenses and other                                         6,637             2,129
       Assets held for sale                                               2,902            10,920
----------------------------------------------------------------------------------------------------
            Total current assets                                         20,778            24,055

Premises and equipment, net                                             187,973           236,950
Deferred income tax benefit                                              11,620            11,620
Other assets                                                             32,527            28,670
----------------------------------------------------------------------------------------------------
                                                                $       252,898           301,295
====================================================================================================
Liabilities and Shareholders' Equity
Current liabilities:
       Accounts payable                                         $        12,833            11,509
       Accrued liabilities                                               43,879            54,292
       Current installments of long-term debt                             4,944            30,838
       Income taxes                                                      35,599            35,038
----------------------------------------------------------------------------------------------------
            Total current liabilities                                    97,255           131,677

 Long-term debt                                                         167,895           164,031
 Other long-term liabilities                                              2,105             2,143
----------------------------------------------------------------------------------------------------
            Total liabilities                                           267,255           297,851
----------------------------------------------------------------------------------------------------
 Company-obligated mandatorily redeemable preferred securities of Avado Financing I, a subsidiary holding solely Avado
        Brands, Inc. 7% convertible subordinated debentures
        due March 1, 2027                                                 3,179             3,179

 Shareholders' equity:
       Preferred stock, $0.01 par value. Authorized 10,000,000 shares;
           none issued                                                        -                 -
       Common stock, $0.01 par value. Authorized - 75,000,000 shares;
           issued - 40,478,760 shares in 2003 and 2002;
           outstanding - 33,101,929 shares in 2003 and 2002                 405               405
       Additional paid-in capital                                       154,637           154,637
       Retained earnings (accumulated deficit)                          (75,919)          (58,118)
       Treasury stock at cost; 7,376,831 shares in 2003 and 2002        (96,659)          (96,659)
-----------------------------------------------------------------------------------------------------
            Total shareholders' equity (deficit)                        (17,536)              265
-----------------------------------------------------------------------------------------------------
                                                              $         252,898           301,295
=====================================================================================================

Avado Brands, Inc.
Consolidated Statements of Shareholders' Equity (Deficit) and Comprehensive Loss
(Unaudited)
                                                      Additional                              Total
                                    Common Stock        Paid-in    Retained   Treasury    Shareholders'
(In thousands)                   Shares       Amount    Capital    Earnings     Stock     Equity (Deficit)
------------------------------------------------------------------------------------------------------------
Balance at December 29, 2002      40,479       $405     $154,637   ($58,118)  ($96,659)         $265
------------------------------------------------------------------------------------------------------------
Net earnings (loss)                    -          -            -    (17,801)         -       (17,801)
------------------------------------------------------------------------------------------------------------
Balance at March 30, 2003         40,479       $405     $154,637   ($75,919)  ($96,659)     ($17,536)
============================================================================================================

Avado Brands, Inc.
Consolidated Statements of Cash Flows
(In thousands)                                                                    Quarter Ended
---------------------------------------------------------------------------------------------------------
                                                                           Mar. 30,          Mar. 31,
                                                                             2003             2002
---------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
       Net loss                                                         $  (17,801)          (5,718)
       Adjustments to reconcile net loss to net cash
          provided by operating activities:
              Depreciation and amortization                                 10,904             4,570
              Forgiveness of credit facility amendment and waiver fee       (6,500)                -
              Asset revaluation and other special charges                    4,416               650
              Loss (gain) on disposal of assets                              1,631              (524)
              Loss from discontinued operations                              7,602               959
              Mark-to-market adjustment on interest rate swap                    -               861
              (Increase) decrease in assets:
                   Accounts receivable                                        (850)              185
                   Inventories                                                 366               (30)
                   Prepaid expenses and other                                 (903)               54
               Increase (decrease) in liabilities:
                   Accounts payable                                          1,568            (5,730)
                   Accrued liabilities                                     (11,564)           (7,639)
                   Income taxes                                                561            (1,187)
                   Other long-term liabilities                                 (38)              (96)
----------------------------------------------------------------------------------------------------------
                      Net cash provided by (used in) operating activities  (10,608)          (13,645)
----------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
       Capital expenditures                                                   (246)             (949)
       Proceeds from disposal of assets and notes receivable, net            1,524             3,666
       Proceeds from sale-leaseback                                         20,000                 -
       Other, net                                                           (1,610)             (497)
----------------------------------------------------------------------------------------------------------
                      Net cash provided by (used in) investing activities   19,668             2,220
----------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
       Proceeds from (repayment of) revolving credit agreements             (6,761)           20,473
       Proceeds from (repayment of) term credit agreement                  (12,736)                -
       Payment of financing costs                                           (2,743)           (8,502)
       Principal payments on long-term debt                                     (7)               (6)
       Settlement of interest rate swap agreement                                -            (1,704)
       Reduction in letter of credit collateral                                  -             1,165
----------------------------------------------------------------------------------------------------------
                      Net cash provided by (used in) financing activities  (22,247)           11,426
----------------------------------------------------------------------------------------------------------
Cash provided by (used in) discontinued operations                          12,777              (392)
----------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                          (410)             (391)
Cash and cash equivalents at the beginning of the period                       636               559
----------------------------------------------------------------------------------------------------------
Cash and cash equivalents at the end of the period               $             226               168
==========================================================================================================

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